EXHIBIT 10.102

PERFORMANCE-VESTING NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of June 17, 2016 (the “Grant Date”) between Charter Communications, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Optionee”).

Unless otherwise defined herein, terms defined in the Charter Communications, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Nonqualified Stock Option Agreement (the “Agreement”).

The undersigned Optionee has been granted an Option to purchase Shares of Class A common stock of the Company (“Shares”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Vesting Schedule:    As provided in Section 4 of the Agreement.

Exercise Price per Share:     $221.25

Total Number of Shares under Option:    ____________

Total Exercise Price:    $______________

Exercise Expiration Date:    June 17, 2026

Charter Communications, Inc.

____________________________________
Richard R. Dykhouse
Executive Vice President, General Counsel & Corporate Secretary

I, the undersigned, agree to this grant of an Option to purchase Shares of the Company, acknowledge that this grant is subject to the terms and conditions of the Plan and this Agreement, and have read and understand the terms and conditions set forth in Sections 1 through 21 of this Agreement.

Optionee ([NAME])

1.	Grant of Option.

1.1The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of the Total Number of Shares under Option set forth above, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

1.2The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

1.3This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, the term “Employment Agreement” means the employment agreement by and between the Optionee and the Company, dated and effective as of May 18, 2016 and as it may be amended, restated or replaced following the Grant Date. For the avoidance of doubt, any references to sections of the Employment Agreement contained herein mean the version of the Employment Agreement as in effect on the date hereof or, if the Employment Agreement is amended, restated or replaced following the Grant Date, the corresponding successor provision thereof.

2.	Purchase Price.

The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be the Exercise Price per Share set forth above.

3.	Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein through the Exercise Expiration Date set forth above.

4.	Vesting of Option.

(a)Normal Vesting. Unless otherwise provided under this Agreement (specifically including but not limited to Section 4(b) and Section 4(c)), the Option granted hereunder shall vest as follows, subject to the Optionee’s continued service with the Company or its Subsidiaries through the applicable vesting time stated below:

(i)Tranche I Performance Options: As to ________ of the Options (the “Tranche I Performance Options”), one-third shall be first eligible to vest and become exercisable on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Options on each of the third, fourth and fifth anniversaries of the Grant Date] [________ Options on each of the third and fourth anniversaries of the Grant Date and ________ Options on the fifth anniversary of the Grant Date]1) (such Options which have become so eligible, “Eligible Options,” and Options which have not become so eligible, “Non-Eligible Options”). Tranche I Performance Options shall vest and become exercisable if and when the “Tranche I Measurement

1First alternative if the number is divisible by three, second alternative if not.

Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche I Performance Options first become Eligible Options, but not later than the sixth anniversary of the Grant Date (the “Vesting Eligibility Expiration Date”). By way of example, the second group of ________ Tranche I Performance Options shall vest and become exercisable if and when the Tranche I Measurement Standard is satisfied on or following the fourth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(ii)Tranche II Performance Options: As to _________ of the Options (the “Tranche II Performance Options”), one-third shall first become Eligible Options on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Options on each of the third and fourth anniversaries of the Grant Date and _______ Options on the fifth anniversary of the Grant Date]2). Tranche II Performance Options shall vest and become exercisable if and when the “Tranche II Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche II Performance Options first become Eligible Options, but not later than the Vesting Eligibility Exercise Date. By way of example, the third group of ________ Tranche II Performance Options shall vest and become exercisable if and when the Tranche II Measurement Standard is satisfied on or following the fifth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(iii)Tranche III Performance Options: As to ________ of the Options (the “Tranche III Performance Options”), one-third shall first become Eligible Options on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Options on each of the third and fourth anniversaries of the Grant Date and ________ Options on the fifth anniversary of the Grant Date]3). The Tranche III Performance Options shall vest and become exercisable if and when the “Tranche III Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche III Performance Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the first group of ________ Tranche III Performance Options shall vest and become exercisable if and when the Tranche III Measurement Standard is satisfied on or following the third anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(iv)Tranche IV Performance Options: As to _______ of the Options (the “Tranche IV Performance Options”), one-third shall first become Eligible Options on each of the third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Options on each of the third and fourth anniversaries of the Grant Date and ________ Options on the fifth anniversary of the Grant Date]4). The Tranche IV Performance Options shall vest and become exercisable if and when the “Tranche IV Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche IV Performance Options first be-

2First alternative if the number is divisible by three, second alternative if not.
3First alternative if the number is divisible by three, second alternative if not.
4First alternative if the number is divisible by three, second alternative if not.

come Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the third group of _________ Tranche IV Performance Options shall vest and become exercisable if and when the Tranche IV Measurement Standard is satisfied on or following the fifth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

(v)Tranche V Performance Options: As to ________ of the Options (the “Tranche V Performance Options”), one-third shall first become Eligible Options on each of third, fourth and fifth anniversaries of the Grant Date (i.e., [__________ Options on each of the third, fourth and fifth anniversaries of the Grant Date] [_______ Options on each of the third and fourth anniversaries of the Grant Date and _______ Options on the fifth anniversary of the Grant Date]5). The Tranche V Performance Options shall vest and become exercisable if and when the “Tranche V Measurement Standard” (as defined below) is satisfied on or following the anniversary of the Grant Date on which such Tranche V Performance Options first become Eligible Options, but not later than the Vesting Eligibility Expiration Date. By way of example, the second group of _________ Tranche V Performance Options shall vest and become exercisable if and when the Tranche V Measurement Standard is satisfied on or following the fourth anniversary of the Grant Date and prior to the Vesting Eligibility Expiration Date.

For purposes of this Agreement:

“Tranche I Measurement Standard,” “Tranche II Measurement Standard,” “Tranche III Measurement Standard,” “Tranche IV Measurement Standard” and “Tranche V Measurement Standard” (each, a “Measurement Standard”) shall mean achievement of an average of the per-share closing price of a Share as reported on the principal exchange on which the Shares are listed for trading for any sixty (60) consecutive trading days commencing on or after the 60th trading day prior to the applicable anniversary of the Grant Date on which the Options become Eligible Options, and ending not later than the Vesting Eligibility Expiration Date, of (A) $289.76 as to the Tranche I Performance Options, (B) $364.97 as to the Tranche II Performance Options, (C) $455.66 as to the Tranche III Performance Options, (D) $496.58 as to the Tranche IV Performance Options, and (E) $564.04 as to the Tranche V Performance Options. By way of example, the Tranche I Measurement Standard for the second group of ______ Tranche I Performance Options is the achievement of an average closing price of a Share of $289.76 or greater for any consecutive 60-trading day period commencing on or following the 60th trading day prior to the fourth anniversary of the Grant Date, and ending not later than the sixth anniversary of the Grant Date. In the event of a Change in Capitalization (as defined in the Plan) or an Extraordinary Distribution (as defined in Section 9.2), the foregoing Measurement Standards shall be subject to such equitable adjustments as may be determined by the Committee in accordance with the Plan and in a manner no less favorable to the Optionee than those applicable to awards vesting on the basis of the Company’s stock price then held by other Company employees.

In addition, there shall be no proportionate or partial vesting in the periods prior to the applicable stock price thresholds being achieved as provided above, and all vesting shall occur only at such time as the applicable stock price thresholds have been achieved in accordance with the foregoing. Each right of purchase shall be cumulative and shall continue, unless sooner exercised or

5First alternative if the number is divisible by three, second alternative if not.

terminated as herein provided, through the Exercise Expiration Date. Notwithstanding any fractional number of Shares resulting from the application of the foregoing percentages or vesting provisions below, the Option shall only be exercisable with respect to a whole number of Shares.

(b)Effect of a Change in Control.

(i)For purposes of this Agreement, the term “Change in Control” shall have the meaning set forth in the Employment Agreement but shall not include (A) a Change in Control event described in Section 1(e)(ii) of the Employment Agreement (involving a change in the members of the Board) or (C) a transaction following which the common stock of the Company, or a substantially identical successor common stock, remains outstanding and publicly traded, and the Committee reasonably concludes that the business of the Company or its successor is sufficiently unchanged from that prior to the transaction that the Measurement Standards should continue to apply and be no more or less difficult to attain than as immediately prior to such transaction.

(ii)Upon a Change in Control following Grant Date, the applicable Measurement Standard as to each unvested option (whether an Eligible Option or a Non-Eligible Option) shall be deemed satisfied if attained in connection with such Change in Control based solely on the highest price per Share paid for the Shares in such Change in Control (or the value attributable to each Share, in the case of a Change in Control that is not a stock sale) (the “Per-Share Consideration”). Unvested Options as to which the applicable Measurement Standard is deemed attained in accordance with the preceding sentence are referred to herein as “CIC Eligible Options.” Unless otherwise determined by the Committee at the time of a Change in Control, all unvested Options which do not become CIC Eligible Options upon such Change in Control shall be canceled and forfeited upon such Change in Control.

(iii)Any CIC Eligible Options which were Eligible Options at the time of the applicable Change in Control shall become vested and exercisable as of immediately prior to the consummation of the Change in Control.

(iv)Subject to Section 4(c) and provided that, following the Change in Control, the CIC Eligible Options relate to publicly traded equity securities of either the Company or a successor, acquirer or Affiliate thereof, CIC Eligible Options which were Non-Eligible Options at the time of the applicable Change in Control shall vest and become exercisable upon the date on which such Options would have first become Eligible Options had the applicable Change in Control not occurred. If, following the Change in Control, the CIC Eligible Options would not relate to publicly traded equity securities of either the Company or a successor, acquirer or Affiliate thereof, the CIC Eligible Options which were Non-Eligible Options at the time of the applicable Change in Control shall become vested and exercisable as of immediately prior to the consummation of the applicable Change in Control.

(c)Certain Terminations. Notwithstanding anything to the contrary set forth in the Employment Agreement, the Plan or this Agreement, upon the termination of employment of the Optionee:

(i)for any reason, except as contemplated by Section 4(c)(ii), all unvested Options shall be cancelled and forfeited as of the date of the Optionee’s termination of employment (the “Date of Termination”); or

(ii)by the Company without Cause or by the Optionee for Good Reason upon or at any time following a Change in Control, all CIC Eligible Options shall immediately vest and become exercisable.

(d)Examples.

(i)Termination Example. Optionee is terminated by the Company without Cause on June 1, 2018 (the Date of Termination). No Options have become Eligible Options on the Date of Termination because the Date of Termination is prior to the third anniversary of the Grant Date, and therefore no Options are vested on the Date of Termination. All Options are cancelled and forfeited upon termination of employment.

(ii)Change in Control Example. A Change in Control is completed on June 1, 2018 at a Per-Share Consideration of $460. No Options have become Eligible Options prior to the Change in Control because the Change in Control occurs prior to the third anniversary of the Grant Date, and therefore no Options are vested at time of the Change in Control. All ________ of the Tranche I Performance Options, all _________ of the Tranche II Performance Options and all _________ of the Tranche III Performance Options become CIC Eligible Options at the time of the Change in Control, while all _________ of the Tranche IV Performance Options and all _________ of the Tranche V Performance Options are canceled and forfeited. If the Optionee continues to remain employed following the Change in Control, each of the CIC Eligible Options become vested and exercisable when they would have become Eligible Options had the Change in Control not occurred (i.e., one-third (_______ or ________, as applicable) of the Options in each of the Tranches on each of the third, fourth and fifth anniversaries of the Grant Date). If Optionee is terminated by the Company without Cause or resigns with Good Reason, any remaining unvested CIC Eligible Options become vested and exercisable on the Date of Termination.

(e)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of all or any portion of the Option at any time and for any reason.

5.	Manner of Exercise and Payment.

5.1Subject to the terms and conditions of this Agreement and the Plan, the vested portion of the Option may be exercised by delivery of written notice in person, electronically or by mail to the Plan Administrator (or his or her designee). Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Plan Administrator (or his or her designee) who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

5.2The notice of exercise described in Section 5.1 hereof shall be accompanied by (a) the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check, by transferring Shares to the Company having a Fair Market Value on the date of exercise equal to the cash amount for which such Shares are substituted, or in such other manner as may be permitted by the Committee in its discretion, and (b) payment of the Withholding Taxes as provided by Section 11 of this Agreement, and in the manner as may be permitted by the Committee its discretion pursuant to Section 11 of this Agreement.

5.3Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to the terms of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

5.4Except as otherwise provided in Section 9, the Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

6.	Exercisability upon Termination of Employment.

If the employment of the Optionee is terminated:

(a)by the Company for Cause, the entire Option (whether or not vested) shall terminate effective immediately prior to the Optionee’s termination of employment;

(b)other than as described in the immediately following paragraph (c) for any reason other than a termination by the Company for Cause, the portion of the Option which is vested on the Date of Termination shall continue to be exercisable in whole or in part at any time, until the earlier of (i) six (6) months after the Date of Termination and (ii) the Exercise Expiration Date;

(c)by the Company without Cause, by the Optionee with Good Reason, or on account of death, “Disability” (as defined in the Employment Agreement) or Retirement at any time, the portion of the Option which is vested on the Date of Termination shall continue to be exercisable in whole or in part at any time, until the earlier of (i) one year after the Date of Termination and (ii) the Exercise Expiration Date; and

7.	Nontransferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

8.	No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, or any Subsidiary or Affiliate of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee’s employment or service at any time.

9.	Adjustments.

9.1Change in Capitalization. In the event of a Change in Capitalization, the Committee shall make appropriate adjustments to (i) the number and class of Shares or other stock or securities subject to the Option, or (ii) the purchase price for such Shares or other stock or securities. The Committee’s adjustment shall be made in accordance with the provisions of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

9.2Dividends and Other Distributions. If the Company (i) makes extraordinary distributions (by dividend or otherwise), (ii) grants rights to purchase securities to existing shareholders as a group, or (iii) issues securities to existing shareholders as a group (other than pursuant to (a) any equity awards granted under the Company’s equity incentive compensation plans or (b) warrants issued with an exercise price equal to the Fair Market Value on the date of grant), in the case of clauses (ii) and (iii) at a price below Fair Market Value (in each case of clauses (i), (ii) and (iii), an “Extraordinary Distribution”), then to reflect such Extraordinary Distribution, this Option shall be adjusted to retain the pre-Extraordinary Distribution aggregate “spread” by decreasing the Exercise Price in a manner which would not result in the imposition of penalty taxes on Optionee under Section 409A of the Code; provided that with respect to any vested portion of this Option, the Committee, in its sole discretion, may provide that, in lieu of such adjustment, the Optionee shall be entitled to receive the amount of, and the benefits and rights associated with, such Extraordinary Distribution in the same form and on the same terms as the Extraordinary Distribution paid or provided to the Company’s shareholders based upon the number of Shares underlying such vested portion of the Option. Any adjustment described in this Section 9.2 shall be implemented in accordance with, and to the extent permitted by, Treasury Regulation § 1.409A-1(b)(5)(v)(D). No adjustment to this Option shall be made in connection with any distribution (by dividend or otherwise) other than an Extraordinary Distribution.

10.	Effect of a Merger, Consolidation or Liquidation.

Subject to the terms of the Plan and this Agreement, in the event of (a) a liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Options shall continue in effect in accordance with their respective terms, except that the Committee may, in its discretion, do one or more of the following: (i) shorten the period during which the Options are exercisable (provided they remain exercisable for at least thirty (30) calendar days after the date on which notice of such shortening is given to the Optionee); (ii) accelerate the vesting schedule with respect to the Options, (iii) arrange to have the surviving or successor entity assume the Options or grant replacement Options with appropriate adjustments in the exercise prices, and adjustments in the number and kind of securities or other property issuable upon exercise or adjustments so that the Options or their replacements repre-

sent the right to purchase or receive the stock, securities or other property (including cash) as may be issuable or payable as a result of such Transaction with respect to or in exchange for the number of Shares purchasable and receivable upon the exercise of the Options had such exercise occurred in full prior to the Transaction, or (iv) cancel the Options upon the payment to the Optionee in cash of an amount that is equal to the amount, if any, by which Fair Market Value of the Shares subject to the Option or portion thereof exceed the aggregate exercise price for such Shares under the Option or portion thereof surrendered at the effective time of the Transaction. The treatment of any Option as provided in this Section 10 shall be conclusively presumed to be appropriate for purposes of Section 10 of the Plan.

11.	Withholding of Taxes.

At such times as the Optionee recognizes taxable income in connection with the exercise of the Option or the receipt of Shares hereunder (a “Taxable Event”), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares. The Company shall have the right to deduct from any payment to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Optionee shall not be entitled to exercise his Options for which cash has not been provided by the Optionee with respect to the applicable Withholding Taxes.

12.	Optionee Bound by the Plan.

The Optionee hereby acknowledges that the Optionee may receive a copy of the Plan upon request to the Plan Administrator and agrees to be bound by all the terms and provisions of the Plan.

13.	Entire Agreement; Modification of Agreement.

This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and, except as otherwise specifically provided herein, supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. For the avoidance of doubt, the Optionee acknowledges and agrees that, notwithstanding anything to the contrary set forth in any employment agreement between the Optionee and the Company, the vesting of the Option, including, without limitation, upon a termination of the Optionee’s employment, whether or not in connection with a Change in Control, shall be governed by the terms of this Agreement. This Agreement may be modified, amended, suspended or terminated by the Committee in its discretion at any time, and any terms or conditions may be waived by the Committee in its discretion at any time; provided, however, that all such modifications, amendments, suspensions, terminations or waivers that shall adversely affect an Optionee shall only be effective pursuant to a written instrument executed by the parties hereto.

14.	Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.	Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16.	Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators, successors.

17.	Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

18.	Acquired Rights.

The Optionee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Optionee any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Optionee’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

19.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.	Compliance with Laws.

The issuance of the Option (and the Shares acquired upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of any Securities Laws and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

21.	Company Recoupment.

The Optionee’s right to the Option granted hereunder and the Shares acquired upon exercise of the Option shall in all events be subject to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.